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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                     NATIONAL CITY VEHICLE RECEIVABLES INC.



     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

         FIRST: The name of the corporation (the "Corporation") is National City Vehicle Receivables Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares which the Corporation shall be authorized to issue is 100 shares of Common Stock, par value of $.01 per share.

         FIFTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

         SIXTH: The name and mailing address of the incorporator is Charles H. Spain, 1900 East Ninth Street, Cleveland, Ohio 44114.

             IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 26th day of November, 2001.


                                            /s/ Charles H. Spain
                                            --------------------
                                            Charles H. Spain